EXHIBIT 99.1

Aptose To Release Third Quarter Ended September 30, 2019 Financial Results and Hold Conference Call on November 5, 2019

SAN DIEGO and TORONTO, Oct. 22, 2019 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (NASDAQ: APTO; TSX: APS), a clinical-stage biotechnology company developing first-in-class agents that target the dysregulated processes and signaling pathways of cancer cells and address unmet medical needs of patients with life-threatening hematologic cancers, will release its financial results for the second quarter ended September 30, 2019 on Tuesday, November 5, 2019 after the close of the market.

Conference Call & Webcast:
Tuesday, November 5th @ 5:00pm Eastern Time
Toll-Free:	1-844-882-7834
International/Toll:	1-574-990-9707
Passcode:	8417047
Webcast:	(Link)

Replays available through November 12, 2019
Toll-Free:	1-855-859-2056
International/Toll:	1-404-537-3406
Replay Passcode:	8417047

The live conference call can also be accessed through a link on the Investor Relations section of Aptose’s website at ir.aptose.com. Please log onto the webcast at least 10 minutes prior to the start of the call to ensure time for any software downloads that may be required. An archived version of the webcast along with a transcript will be available on the company’s website for 30 days.

The press release, the financial statements and the management’s discussion and analysis for the quarter ended September 30, 2019 will be available on SEDAR at www.sedar.com and EDGAR at www.sec.gov/edgar.shtml

About Aptose Biosciences

Aptose Biosciences is a clinical-stage biotechnology company committed to developing personalized therapies addressing unmet medical needs in oncology, with an initial focus on hematology. The company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. APTO-253, the only known clinical stage agent that directly targets the MYC oncogene and inhibits its expression, is in a Phase 1b clinical trial for the treatment of patients with relapsed or refractory acute myeloid leukemia (AML) or high risk MDS. CG-806, an oral, first-in-class pan-FLT3/pan-BTK multi-cluster kinase inhibitor being developed to treat AML and certain B cell malignancies, is in a Phase 1 clinical trial for hematologic malignancies. For further information, please visit www.aptose.com.

For further information, please contact:

Aptose Biosciences	SMP Communications
Greg Chow	Susan Pietropaolo
Executive Vice President, CFO	201-923-2049
650-718-5028	susan@smpcommunications.com
gchow@aptose.com

LifeSci Advisors, LLC
Daniel Ferry
Managing Director
617-535-7746
Daniel@lifesciadvisors.com